Exhibit 99.3

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF

2016 PROJECTED ADJUSTED DILUTED EPS

TO PROJECTED DILUTED EPS

(unaudited)

	High	Low
Projected Year Ended December 31, 2016:
Diluted EPS	$2.67	$2.52
Inventory step-up and other inventory and manufacturing related charges, intangible asset amortization and special items	7.18	7.18
Taxes on above items*	(1.85)	(1.85)

Adjusted Diluted EPS	$8.00	$7.85

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were or are projected to be incurred.